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                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ---------------------------------
                                                                                 1996         1995        1994
                                                                               ---------    --------    --------

PRIMARY
     Income (loss) from continuing operations...............................   ($247,174)   $100,346    $ 94,420
     Interest on convertible subordinated debentures (net of tax)...........      --           --          1,109
     Adjustment for dividend requirements of preferred stock................         (18)        (19)        (20)
                                                                               ---------    --------    --------
                                                                                (247,192)    100,327      95,509
     Income (loss) from discontinued operations.............................     (67,913)      4,099      12,647
                                                                               ---------    --------    --------
          Total.............................................................   ($315,105)   $104,426    $108,156
                                                                               ---------    --------    --------
                                                                               ---------    --------    --------
     Weighted average shares outstanding....................................      56,900      56,312      54,812
     Assumed conversions:
       Convertible subordinated debentures..................................      --           --          1,266
       Stock options........................................................      --             237         300
                                                                               ---------    --------    --------
          Total.............................................................      56,900      56,549      56,378
                                                                               ---------    --------    --------
                                                                               ---------    --------    --------
     Net Income (Loss) Per Common Share:
       Income (loss) from continuing operations.............................   $   (4.35)   $   1.78    $   1.70
       Income (loss) from discontinued operations...........................       (1.19)       0.07        0.22
                                                                               ---------    --------    --------
       Net Income (Loss)....................................................   $   (5.54)   $   1.85    $   1.92
                                                                               ---------    --------    --------
                                                                               ---------    --------    --------

FULLY DILUTED
     Income (loss) from continuing operations...............................   ($247,174)   $100,346    $ 94,420
     Interest on dilutive debentures (net of tax)...........................      --           --          1,109
                                                                               ---------    --------    --------
                                                                               ($247,174)    100,346      95,529
     Income (loss) from discontinued operations.............................     (67,913)      4,099      12,647
                                                                               ---------    --------    --------
          Total.............................................................   ($315,087)   $104,445    $108,176
                                                                               ---------    --------    --------
                                                                               ---------    --------    --------
     Weighted average shares outstanding....................................      56,900      56,312      54,812
     Assumed conversions:
       Convertible subordinated debentures..................................      --           --          1,266
       Stock options........................................................      --             237         300
       Preferred stock......................................................      --             117         129
                                                                               ---------    --------    --------
          Total.............................................................      56,900      56,666      56,507
                                                                               ---------    --------    --------
                                                                               ---------    --------    --------
     Net Income (Loss) Per Common Share:
       Income (loss) from continuing operations.............................      $(4.35)      $1.77       $1.69
       Income (loss) from discontinued operations...........................       (1.19)       0.07        0.22
                                                                               ---------    --------    --------
       Net Income (Loss)....................................................      $(5.54)      $1.84       $1.91
                                                                               ---------    --------    --------
                                                                               ---------    --------    --------
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